UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2012

Merisel, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

01-17156	95-4172359
(Commission File Number)	(IRS Employer Identification No.)

127 W. 30th Street, 5th Floor New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 594-4800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously announced, on August 20, 2012, Merisel, Inc. (the “Company”) and Saints Capital Granite, L.P., the majority stockholder of the Company (“Saints”), entered into a Note Purchase Agreement (the “Purchase Agreement”) for the provision of up to $2 million in financing for the general corporate and working capital needs of the Company.  The Purchase Agreement provides for the issuance and sale of a 10% Convertible Subordinated Note (the “Note”), due August 31, 2015, in the original principal amount of $2 million to Saints.

The Purchase Agreement and the issuance and sale of the Note were reviewed, negotiated and approved by a Special Committee of the Board of Directors, consisting of an independent director, who was charged with representing the interests of unaffiliated stockholders of the Company.  The Special Committee retained independent legal counsel and financial advisers in connection with its review and approval of the described transaction.

The foregoing description of the Purchase Agreement and the transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which is attached as Exhibit 10.24 to the Company’s 10-Q for the quarterly period ended June 30, 2012 filed with the SEC on August 20, 2012, and is incorporated herein by reference.

In connection with the Purchase Agreement, on August 20, 2012, the Company, Saints and Saints Capital VI, L.P., an affiliate of Saints (“Capital VI”), entered into Amendment No. 1 to the Registration Rights Agreement (the “Amendment”) which amended the Registration Rights Agreement, dates as of February 4, 2011 (the “Registration Rights Agreement”), by and between the Company and Capital VI, as successor to the interests of Phoenix Acquisition Company II, L.L.C.  Pursuant to the Amendment, Saints became a party to the Registration Rights Agreement and became bound by and subject to all of the covenants, terms and conditions of the Registration Rights Agreement as a “Holder” thereunder.  The Amendment also revised the definition of “Holder Common Stock” in Section 1.1 of the Registration Rights Agreement to specifically include shares of Common Stock acquired by a Holder upon conversion of the Note.

The description of the Amendment is qualified in its entirety by the terms and conditions of the Amendment, which is filed as Exhibit 10.1 to this report and incorporated in its entirety by reference into this Item 1.01.

ITEM 2.03.          CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 of this report is incorporated herein by reference.

ITEM 3.02.          UNREGISTERED SALE OF EQUITY SECURITIES

On August 21, 2012, in connection with the entry into the Purchase Agreement as described in Item 1.01 above, the Company sold and issued the Note to Saints in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

The description of the Note is qualified in its entirety by the terms and conditions of the Note, which is filed as Exhibit 4.1 to this report and incorporated in its entirety by reference into this Item 3.02.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS

(d)             Exhibits.

Exhibit No.	Description

4.1	10% Convertible Note, due August 31, 2015, issued by Merisel, Inc. on August 21, 2012, in favor of Saints Capital Granite, L.P. in the original principal amount of $2 million.

10.1	Amendment No. 1 to Registration Rights Agreement, dated as of August 20, 2012, by and among Merisel, Inc., Saints Capital Granite, L.P. and Saints Capital VI, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MERISEL, INC.

Date: August 24, 2012	By:	/s/ Terry A. Tevis
Terry A. Tevis
Chief Executive Officer and President